Exhibit 99.1

Nixxy Signs $12 Million Annual Contract Increase, Extending Telecom Growth Momentum

Builds on October’s approximately $15.34 million in monthly revenues; expansion focused on European deployment and partner led scaling

New York, NY - November 4, 2025 - Nixxy, Inc. (NASDAQ: NIXX; member, Russell 3000E) (“Nixxy” or the “Company”) today announced it has executed a contract increase with Sky PLL Data Center OU, Estonia (“Sky PLL”) to expand traffic by approximately $12,000,000 per year beginning January 2026. The agreement is expected to add approximately $1,000,000 in monthly revenue to Nixxy’s telecommunications services business as it continues to scale across voice and SMS.

This expansion follows Nixxy’s continued top-line progress, with October 2025 revenues of approximately $15,339,405, versus $14,084,059 in September 2025 (revenue figures are preliminary and unaudited.)

The contract increase is expected to provide an immediate revenue lift of roughly $1.0 million per month beginning January 2026, reinforcing momentum within Nixxy’s telecom services segment while prioritizing an initial rollout for European clients in collaboration with its partners, including Sky PLL. By expanding network reach and edge capacity, the Company is laying the groundwork for higher-margin AI and data offerings planned for 2026, and through a partner-led strategy focused on onboarding additional carrier clients and international relationships, focussed to drive durable, recurring revenue growth.

“Our October results reflect steady execution in our voice and SMS business,” said Mike Schmidt, CEO of Nixxy. “This contract increase with Sky PLL strengthens our European presence and is aligned with our plan to grow high-quality, recurring telecom revenues. As we extend our edge footprint, we’re positioning the Company to introduce higher-margin AI and data products in 2026, with partners who value reliability, scale, and speed.”

Nixxy will continue to expand globally in collaboration with international partners, concentrating on incremental traffic onboarding, quality-of-service optimization, and increasing margins across voice and SMS routes. Also, the Company’s edge infrastructure build-out is designed to enable the next phase of AI and data offerings on the Nixxy platform in 2026.

About Nixxy, Inc. (NASDAQ: NIXX) a technology company at the forefront of AI-powered business services, powering the next generation of intelligent services across telecom, healthcare, and enterprise markets. Anchored by its proprietary AI Infrastructure platform, Nixxy provides scalable, secure, and LLM-agnostic infrastructure for deploying private AI at scale. From global voice and messaging to AI-enhanced diagnostics, Nixxy delivers solutions where infrastructure, intelligence, and monetizable data converge. With a strategy focused on platform extensibility, data monetization, and data access models, Nixxy is building the foundation for the future of enterprise AI deployment and private data economy.

Filings and press releases can be found at http://www.nixxy.com/investor-relations.

Contact Information
Investor Contact: Nixxy, Inc.
Investor Relations Email: IR@nixxy.com
Phone: (877) 708-8868

Forward-Looking Statements Disclaimer

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including those regarding the Company's business strategy, future operations, acquisition strategy, financial position, potential growth, spin-out transactions, and market opportunities. Words such as 'anticipates,' 'believes,' 'expects,' 'intends,' 'plans,' and 'will,' or similar expressions, are intended to identify forward-looking statements. These statements are based on the Company's current expectations and beliefs and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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Preliminary Financial Information and Revenue Estimates. Any references in this press release to billing activity, platform usage, or forecasted revenues are unaudited, provisional, and derived solely from internal system data, telemetry, and operational logs. These figures do not constitute earned, invoiced, or collectible revenue and may not result in future cash flow. They are operational estimates provided solely for contextual and informational purposes. The Company makes no representation that such activity will result in recognized revenue under GAAP or any applicable accounting standards. These internal models are based on usage metrics and port-level system outputs and, though supported by finalized contracts, invoicing, or payment, may not be recognized. As such, no assurance can be given that any portion of this activity will be billable, collected, or otherwise monetized. Investors should rely exclusively on the Company's audited financial statements and public filings with the SEC when evaluating its financial performance or making investment decisions.

No Offer or Solicitation Disclaimer
This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Risk Factors
Investors should carefully consider the risks associated with the Company's business and the spin-out transaction described herein, including but not limited to: the uncertainty surrounding the timing of the spin-out; the ability to successfully execute acquisitions and integrate acquired companies; the impact of technological changes on the Company's operations; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including those risk factors contained in the Company's Form 10-K for the year ended December 31, 2024.

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